EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 83 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of my opinion dated September 25, 1998, which was filed as Exhibit (i) to Post-Effective Amendment No. 73.


                                /s/ Maureen A. Gemma
                                Maureen A. Gemma, Esq.


November 24, 2000
Boston, Massachusetts